EXHIBIT 10.1

Marketing Agreement

This Marketing Agreement (this "Agreement"), dated as of November 19, 2012 (the "Effective Date"), is between Wireless NRG, LLC, ("WNRG") located at 30 Skyline Drive Suite, Lake Mary, Florida 32746 and Sputnik Enterprises, Inc. or a newly formed subsidiary of Sputnik ( collectively referred to as"SPNI"), located at 37 N. Orange Ave Suite 500, Orlando, Florida 32801. WNRG and SPNI are sometimes individually referred to as "Party" and collectively referred to as the "Parties."

WHEREAS, WNRG and SPNI desire to establish an exclusive strategic marketing agreement whereby Sputnik Enterprises, Inc. will promote Wireless NRG, LLC's products to its customers.  This Agreement may be modified from time to time in the form of a written instrument signed by both Parties (an "Amendment"). The terms of any Amendment executed during this Agreement will be subject to the terms of this Agreement unless otherwise stipulated in the Amendment.

1. SCOPE OF ACTIVITIES. The Parties will undertake the activities listed in Appendix A. The Parties acknowledge that their respective obligations to undertake the activities listed in Appendix A serve as good and valuable consideration for this Agreement.

2. REPORTING. Within ten (10) days after the end of each calendar month during the Term, Sputnik Enterprises, Inc. will provide Wireless NRG, LLC with (or provide access to) a monthly report of data that will let the other Party determine the value (traffic, completed sales, revenues, etc.) derived from individual activities as described in this Agreement.

3. TRACKING OF USERS.  WRNG and SPNI will develop, use and implement reasonable tracking mechanisms in order to permit WNRG to accurately track customers that are exclusive to SPNI and customers that are non-exclusive to SPNI as defined herein and shall provide methods by which SPNI may receive accounting of all customers for audit purposes. The specific tracking systems and internal controls will be mutually approved by the parties within 10 days of the execution of this agreement.

4. LICENSES. WNRG grants to SPNI a non-exclusive, non-transferable, royalty-free license to use WNRG's and Kudos trade names, trademarks, logos and service marks (collectively Marks) in connection with the performance of this Agreement. SPNI shall not use any of WNRG's Marks for any purpose without first obtaining the prior written advance consent of WNRG. SPNI will not alter or permit alteration of, or remove or modify or permit removal or modification of, any of WNRG's, or other identifying marks placed by WNRG or its agents on the products or associated documentation or literature, without WNRG's prior written approval. Except as specifically provided in this Agreement, nothing in this Agreement shall confer upon SPNI any right, title or interest in any of the Marks or goodwill of WNRG. SPNI acknowledges that WNRG's Marks and any related goodwill are the sole and exclusive property of WNRG, and SPNI agrees not to (or cause a third party to) contest the rights of WNRG in WNRG's marks or to use any confusingly similar marks, works or symbols. At no time during or after the term of this Agreement shall SPNI challenge or assist others to challenge WNRG's Marks or the registration thereof or attempt to register any trademarks, marks or trade names that are in any way confusingly similar to WNRG's Marks.

SPNI acknowledges that WRNG retains ownership of all its Marks and other intellectual property rights that are licensed to it. SPNI acknowledges that its utilization of WNRG's Marks will not create in it, nor will it represent it has, any right, title or interest in or to WNRG's Marks other than the express and limited right to use WNRG's Marks on SPNI’s Website granted under this Agreement. The goodwill from SPNI's use of WNRG's Marks, if any, shall accrue solely to the benefit of WNRG. SPNI agrees that it shall cease using WNRG's Marks immediately upon request, and in no event shall this license survive the term of this Agreement.

5. TERM AND TERMINATION. The term of this Agreement shall be 84 months from the Effective Date, unless terminated earlier pursuant to the provisions of this Agreement.  Thereafter, the term will automatically renew for a successive 36 month term with written notice by SPNI 30 days prior to the expiration of the initial term or a successive term.

a. Termination for Cause. If either Party materially defaults in the performance of any provision of this Agreement, and such default is not cured within 30 days after the non-defaulting Party gives the defaulting Party written notice of such default, then the non-defaulting Party shall be entitled to terminate the Agreement immediately upon written notice of termination to the defaulting Party.

b. Effect of Termination. Termination shall not relieve either Party of any obligations incurred prior to the termination. Upon termination, SPNI agrees to (i) cease all promotions of WNRG's products; (ii) cease all use of WNRG's technology and Marks; and (iii) cease making WNRG's products available in or through a website or otherwise, and upon request, to promptly destroy or return all copies (electronic or written) of the content, technology, and any other confidential or proprietary information in SPNI's possession or control. Without limiting the foregoing in any way, the Parties agree that following termination, each Party may continue to make their products/services available directly to users subscribing to the product/service prior to termination, without any liability or obligation to the other Party.

6. WARRANTIES; DISCLAIMER.

a.	Warranties. Each Party represents and warrants to the other that:

i.	it has the full corporate right and authority to enter into this Agreement and to perform the acts required of it hereunder;
ii.
the execution of this Agreement by such Party and the performance by such Party of its obligations and duties hereunder do not and shall not violate any other Agreement to which such Party is a Party or by which it is otherwise bound;

iii.	when executed and delivered by such Party, this Agreement shall constitute the
iv.	legal, valid and binding obligation of such Party, enforceable against such Party according to its terms;
v.	such Party acknowledges that the other Party makes no representations, warranties or Agreements related to the subject matter hereof that are not expressly specified in this Agreement.

b.
Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES AND EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR IMPLED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

7. INDEMNIFICATION.

a.
WNRG Duty to Indemnify. WNRG will indemnify, defend, and hold SPNI and its directors, officers, employees and agents harmless from any and all costs, expenses (including reasonable attorney's fees) losses, damages, or liabilities incurred insofar as such costs, expenses, losses, damages or liabilities are based on a claim that the WNRG's technology or the WNRG's Marks infringes any intellectual property rights of a third party.

b.
SPNI Duty to Indemnify. SPNI will indemnify, defend, and hold WNRG and its directors, officers, employees and agents harmless from any and all costs, expenses (including reasonable attorney's fees) losses, damages, or liabilities incurred insofar as such costs, expenses, losses, damages or liabilities are based on a claim that the SPNI's technology or the SPNI's Marks infringes any intellectual property rights of a third party.

c.
Indemnification Procedures. The indemnified Party shall provide the indemnifying Party with prompt written notice of any such claim. The indemnifying Party shall have sole control and authority with respect to the defense and settlement of any such claim. The indemnified Party shall cooperate fully with the indemnifying Party, at the indemnifying Party's sole cost and expenses, in the defense of any such claim. The indemnifying Party shall not agree to any such claim that does not include a complete release of the indemnified Party from all liability with respect thereto or that imposes any liability, obligation or restriction on the indemnified Party without the prior written consent of the indemnified Party. The indemnified Party may participate in the defense of any claim through its own counsel, and at its own expense.

8. CONFIDENTIALITY.

a.
Protection of Information. The parties may provide each other with confidential information and trade secrets, including without limitation, information on their respective organization, business, finances, personnel, services, systems, pricing structure, proprietary products and processes, transactions and/or business relations (collectively, the "Information"). The term "Information" shall not include

i.	information generally available to the public through no fault of the other Party,
ii.	information which the other Party already had knowledge of, or
iii.
information which has become part of the public domain through no fault of a Party. Each Party agrees to retain in confidence at all times and to require its employees, consultants, professional representatives and agents to retain in confidence all information disclosed by the other Party. Each Party shall only use the other's information solely for the purpose of performing obligations under this Agreement, and only disclose the Confidential Information on a need-to-know basis, provided that, such party shall be liable for the acts of any third party who obtains the Confidential Information from such party. Each party shall take all necessary precautions in handling the Confidential Information of the other party and limit disclosures on a strict need-to-know basis. Further, the receiving Party may disclose information to the extent ordered to be disclosed by subpoena, other legal process or requirement of law, after first giving the disclosing Party a reasonable opportunity to contest such disclosure requirement.

b.
Injunctive Relief. Each Party acknowledges and agrees that any use or disclosure of Confidential Information by the Party in a manner inconsistent with the provisions of this Agreement may cause another Party harm which will not be compensable by monetary damages alone and, accordingly, such other Party will, in addition to other available legal or equitable remedies, be entitled to seen an immediate injunction restraining the disclosing Party from committing or continuing to commit a breach. A Party may avail itself of injunctive relief in addition and without prejudice to any other remedies available to it.

c.	Survival. This Section 8 will survive the termination or expiration of this Agreement.

9. LIMITATION OF LIABILITY. THE PARTIES AGREE THAT IN NO EVENT SHALL WNRG OR SPNI BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE, OR OTHER INDIRECT DAMAGES OF ANY NATURE, FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY EXPIRATION OR TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY (I) BE LIABLE FOR LOST PROFITS OR LOST BUSINESS OPPORTUNITIES ARISING OUT OF THE TERMINATION OF THIS AGREEMENT, OR (II) BE LIABLE FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, THAT EXCEED THE AMOUNTS REQUIRED TO BE PAID BY EITHER PARTY TO THE OTHER HEREUNDER. THE PARTIES FURTHER AGREE THAT FOR AMOUNTS PAYABLE UNDER SECTION 7 (INDEMNIFICATION) OR SECTION 8 (CONFIDENTIALITY) HEREUNDER, EITHER PARTY'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE SUM OF ($2,000,000.00). THE FOREGOING NOTWITHSTANDING, AS BETWEEN THE PARTIES AND ANY PARTNER AND/OR VENDOR OF THE RESPECTIVE PARTIES, NOTHING IN THIS AGREEMENT SHALL CONFER ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OF ANY NATURE FOR ANY REASON BY THE PARTIES AGAINST SUCH PARTNER AND/OR VENDOR USED BY THE PARTIES TO PROVIDE AND/OR SUPPORT THE PARTY'S RESPECTIVE PRODUCTS AND/OR SERVICES.

10. PUBLICITY. The Parties will cooperate to create appropriate public and promotional announcements or press releases relating to the relationship set forth in this Agreement. All public announcements by one Party which mention the other Party, but specifically excluding announcements which simply mention one Party as a customer or strategic marketer of the other Party, shall be subject to prior review and approval, which shall not be unreasonably withheld or delayed.

11. MISCELLANEOUS.

a.
Notices. All notices that either Party is required or may desire to serve upon the other Party shall be in writing and addressed to the Party to be served at the respective addresses set forth herein and shall be sent via U.S. Express Mail or private express courier service with confirmed receipt and will be effective upon receipt at the addresses listed herein (unless the Parties are notified in writing of a change in address, in which case notice will be sent to the new address).

b.
Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the transactions contemplated, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement or communication between the Parties concerning the subject matter hereof. Neither Party is relying upon any warranties, representations, assurances, or inducements not expressly set forth herein.

c.
Waiver. No waiver of any provision of this Agreement or any rights or obligations of either Party hereunder shall be effective, except pursuant to a written instrument signed by the Party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

d.
Force Majeure. Neither Party shall be deemed in default hereunder, nor shall it hold the other Party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, armed conflict, labor strike, lockout, or boycott, provided that the Party relying upon this section (i) shall have given the other Party prompt written notice thereof and, in any event, within five (5) days of discovery thereof and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further, that in the event a force majeure event described in this section extends for a period in excess of thirty (30) days in the aggregate, either Party may immediately terminate this Agreement.

e.
Headings. The section and paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, govern, limit, modify or construe the scope or extent of the provisions of this Agreement to which they may relate. Such headings are not part of this Agreement and shall not be given any legal effect.

f.
Amendments and Severability. No amendment or modification of this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained shall not, in any way, be affected or impaired thereby.

g.
Assignment. This Agreement shall be binding upon and inure to the benefit of each Party's successors and assigns. Neither Party may assign this Agreement, in whole or in part, without the other Party's prior written consent; provided, however, that the sale of any portion of the assets of either Party, or any of its subsidiaries, its acquisition by merger into another company, shall not be deemed an assignment of this Agreement by such Party. Provided further, that the Party to be sold or acquired in accordance with the previous sentence must provide written notice to the other Party of any such sale or acquisition within forty-five (45) calendar days of the closing. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

h.
Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative, or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, joint venture, partnership, franchise, sales, representative or employment relationship between the Parties or to impose any partnership obligation or liability upon either Party. Each Party shall bear its own costs and expenses in performing this Agreement.

i.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to conflicts of laws or choice of laws rules. All legal actions relating to this Agreement shall be brought in the state or federal courts located in the State of Florida.

IN WITNESS WHEREOF, each of Wireless NRG, LLC and Sputnik Enterprises, Inc. has caused this Agreement to be signed and delivered by its duly authorized representative.

Sputnik Enterprises, Inc.	Wireless NRG, LLC

Managing Members

By /s/ Anthony Gebbia	By /s/ Ed Lachcik
Anthony Gebbia, CEO	Ed Lachcik

/s/ Robert Mehler
Robert Mehler

/s/ David Foster
David Foster

/s/ Arturo Bendek
Arturo Bendek

/s/ Jorge Bendek
Jorge Bendek

APPENDIX A
Party Responsibilities & Payment Terms

Wireless NRG, LLC and Sputnik Enterprises, Inc. OTCBB SPNI have agreed to execute the marketing and administrative activities identified below. Each Party shall coordinate their respective activities. All such promotion/ marketing costs or administrative and fulfillment costs by a respective Party shall be borne solely by that Party, if applicable, unless otherwise indicated below.

Activities of Wireless NRG, LLC: Provide all products, customer service, product fulfillment, shipping, handle returns, and general administrative and tech support for all products sold by SPNI personnel at WRNG cost. The grant of marketing rights to SPNI by WRNG is exclusive as to SPNI with respect to all group sales and corporate sales with minimum orders of 10 or more closed domestically in the US and in all areas internationally, whether the sales are made by SPNI or a third party not affiliated to SPNI. It is agreed and understood that any corporate or group sales as defined herein made by any entity or person, whether SPNI personnel, WRNG or other third party shall accrue to the benefit of SPNI under this agreement. Big Box accounts are excluded from this provision.

Activities of Sputnik Enterprises, Inc. SPNI: SPNI shall market all WRNG products to corporate and group accounts on a US domestic and international basis on an exclusive basis utilizing all marketing channels available, including but not limited to local, regional and national media and international media. It is agreed and understood that the initial marketing emphasis will be on the Kudos IPAD case and Kudos IPhone case for IPhone 5. SPNI shall also market individual consumer sales of WRNG products on a non exclusive basis through special promotions and SPNI will be entitled to receive compensation on these sales as set forth below.

Payment Terms: WRNG shall pay SPNI a minimum fee equivalent to 40.5% of the purchase price paid by the corporate or group customer or individual retail customer, without deduction or offset of any kind or nature. WRNG shall render a monthly statement of sales reflecting all WRNG corporate and or group sales for the calendar month by the 5th of the month following the reporting month and the appropriate remittance as set forth hereinabove.